Exhibit 99.1

Johnson Controls Announces Early Results of Its Cash Tender Offers for Its Senior Notes

CORK, Ireland, June 4, 2024 – Johnson Controls International plc (NYSE: JCI) (the “Company” or “Johnson Controls”) today announced the early tender results for its previously announced cash tender offers (the “Tender Offers”), in the order of priority set forth in the table below, for up to $90,000,000 aggregate principal amount (the “Aggregate Tender Cap”) of the outstanding senior notes listed in the table below (collectively, the “Securities” and each a “series”). The Company also announced that it anticipates increasing the Aggregate Tender Cap by an amount up to $27,000,000 aggregate principal amount, such that the increased maximum purchase amount would be up to $117,000,000 aggregate principal amount of the Securities, depending on the bid-side price of the applicable “U.S. Treasury Reference Security” to be determined at 10:00 a.m., New York City time, later today. Except as described in this press release, all other terms of the Tender Offers as described in the offer to purchase, dated May 20, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), remain unchanged.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on June 3, 2024 (the “Early Tender Date”), according to information provided by D.F. King & Co., the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Securities set forth in the table below under “Principal Amount Tendered” have been validly tendered and not validly withdrawn in the Tender Offers. Withdrawal rights for the Tender Offers expired at 5:00 p.m. New York City time on June 3, 2024, and, accordingly, Securities validly tendered in the Tender Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP No./ ISIN No.	Principal Amount Outstanding	Acceptance Priority Level(1)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment(2)	Principal Amount Tendered	Percent Tendered of Amount Outstanding
5.125% Senior Notes due 2045	478375AS7 / US478375AS78	$372,006,000	1	4.500% UST due February 15, 2044	PX1	+90 bps	$50	$164,999,000	44.35%
4.500% Senior Notes due 2047	478375AU2 / US478375AU25	$500,000,000	2	4.500% UST due February 15, 2044	PX1	+90 bps	$50	$108,749,000	21.75%

(1)

The offers with respect to the Securities are subject to the Aggregate Tender Cap, as it may be increased. The Company will purchase up to the Aggregate Tender Cap of its Securities, subject to the Acceptance Priority Levels as set forth in the table above (each, an “Acceptance Priority Level”).

(2)	Per $1,000 principal amount.

The Tender Offers will expire at 5:00 p.m., New York City time, on June 18, 2024, or, in each case, any other date and time to which the Company extends the applicable Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the applicable “Expiration Date”), unless earlier terminated. However, because the aggregate principal amount of the Securities validly tendered and not validly withdrawn as of the Early Tender Date exceeds $117,000,000 (i.e., the maximum Aggregate Tender Cap as it may be increased) and because Securities tendered prior to or at the Early Tender Date have priority over any Securities tendered after the Early Tender Date, no Securities tendered after the Early Tender Date will be accepted for purchase in the Tender Offers, regardless of Acceptance Priority Levels.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable “Fixed Spread” for such series of Securities specified in the table above plus the applicable yield (the “Reference Yield”) based on the bid-side price of the applicable “U.S. Treasury Reference Security” specified in the table above as quoted on the applicable Bloomberg Reference Page specified in the table above at 10:00 a.m., New York City time, on June 4, 2024. The Company expects to issue a press release on June 4, 2024 to announce the Reference Yield for each series of Securities that will be used in determining the Total Consideration payable in connection with the Tender Offers as well as the final principal amounts accepted and the final upsize amount, if applicable

Subject to the Acceptance Priority Levels, the Aggregate Tender Cap as it may be increased and proration for the Securities, Securities tendered and not validly withdrawn as of the Early Tender Date will be accepted for purchase and payment on June 6, 2024 (the “Early Settlement Date”). Securities not accepted for purchase on the Early Settlement Date will be promptly credited to the account of the registered holder of such Securities with The Depository Trust Company in accordance with the Offer to Purchase.

The Tender Offers are not conditioned upon the tender of any minimum principal amount of the Securities. The Company’s obligation to accept for purchase and to pay for Securities in the Tender Offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, at any time to (i) waive any and all conditions to any of the Tender Offers, (ii) extend or terminate any of the Tender Offers, (iii) increase, decrease or eliminate the Aggregate Tender Cap without extending the applicable Withdrawal Deadline (as defined in the Offer to Purchase), or (iv) otherwise amend any of the Tender Offers in any respect. Any such change may be significant. Accordingly, holders should not tender any Securities that they do not wish to be accepted in a Tender Offer.

Information Relating to the Tender Offers

BofA Securities is the dealer manager (the “Dealer Manager”) for the Tender Offers. Investors with questions regarding the Tender Offers may contact BofA Securities at (980) 387-3907 (collect), (888) 292-0070 (toll-free) or by email at debt_advisory@bofa.com. D.F. King & Co., Inc. is the tender and information agent for the Tender Offers and can be contacted at (877) 283-0318 (bankers and brokers can call collect at (212) 269-5550) or by email at jci@dfking.com.

None of the Company or its affiliates, their respective boards of directors or managers, the Dealer Manager, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (877) 283-0318 (bankers and brokers can call collect at (212) 269-5550) or by email at jci@dfking.com.

About Johnson Controls

At Johnson Controls (NYSE: JCI), we transform the environments where people live, work, learn and play. As a global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.

Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world’s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.

Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning in connection with a discussion of future operating or financial performance. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward- looking statements, including, among others, risks related to: the Company’s ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the Company’s ability to manage general economic, business and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for the Company’s customers; the Company’s ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the Company’s ability to manage macroeconomic and geopolitical volatility, including shortages impacting the availability of raw materials and component products and the conflicts between Russia and Ukraine and Israel and Hamas; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal, and regulatory proceedings or other unfavorable outcomes; the Company’s ability to remediate its material weakness; maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the Company’s ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact the Company’s business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; risks and uncertainties related to the settlement with a nationwide class of public water systems concerning the use of aqueous film forming foam; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the Company’s ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; the ability of the Company to drive organizational improvement; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. Investors are therefore cautioned not to place undue reliance on any forward looking statements. For further discussion of certain of these factors, see Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2023 and in our subsequent and future filings with the SEC, which are available at www.sec.gov. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. The forward-looking statements included in this communication are made only as of the date of the document in which they are included, unless otherwise specified, and, except as required by law, the Company assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

INVESTOR CONTACTS:	MEDIA CONTACT:
Jim Lucas	Danielle Canzanella
Direct: 651.391.3182	Direct: 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: 414.524.5785
Email: michael.j.gates@jci.com

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